Exhibit A

First Trust Exchange Traded Fund Trusts

As of June 26, 2024

Trust(s)	Fund(s)

First Trust Exchange-Traded Fund III	First Trust Horizon Managed Volatility Domestic ETF
First Trust Horizon Managed Volatility Developed International ETF
First Trust Horizon Managed Volatility Small/Mid ETF
First Trust California Municipal High Income ETF
First Trust New York Municipal High Income ETF
First Trust Short Duration Managed Municipal ETF
First Trust Ultra Short Duration Municipal ETF
First Trust Municipal High Income ETF
First Trust Merger Arbitrage ETF
First Trust Preferred Securities and Income ETF
First Trust Institutional Preferred Securities and Income ETF
First Trust RiverFront Dynamic Developed International ETF
First Trust RiverFront Dynamic Europe ETF
First Trust RiverFront Dynamic Emerging Markets ETF
First Trust Emerging Markets Local Currency Bond ETF
First Trust Managed Municipal ETF
First Trust Long/Short Equity ETF

First Trust Exchange-Traded Fund V	First Trust Managed Futures Strategy Fund

First Trust Exchange-Traded Fund VI	First Trust Nasdaq Bank ETF
First Trust Nasdaq Food & Beverage ETF
First Trust Nasdaq Oil & Gas ETF

Appendix A-1-

First Trust Nasdaq Pharmaceuticals ETF
First Trust Nasdaq Semiconductor ETF
First Trust Nasdaq Transportation ETF
First Trust S-Network E-Commerce ETF
First Trust S-Network Streaming & Gaming ETF
Emerging Markets Equity Select ETF
First Trust Bloomberg Shareholder Yield ETF (SHRY) (fka Large Cap US Equity Select ETF RNLC)
Mid Cap US Equity Select ETF
Small Cap US Equity Select ETF
US Equity Dividend Select ETF
First Trust Indxx Medical Devices ETF
First Trust Nasdaq Technology Dividend Index Fund
Multi-Asset Diversified Income Index Fund
First Trust S&P International Dividend Aristocrats Fund
First Trust BuyWrite Income ETF
First Trust Nasdaq BuyWrite Income ETF
First Trust Rising Dividend Achievers ETF
First Trust Dorsey Wright Focus 5 ETF
First Trust RBA American Industrial Renaissance ® ETF
First Trust Dorsey Wright Momentum & Dividend ETF
First Trust Dorsey Wright International Focus 5 ETF
First Trust Dorsey Wright Dynamic Focus 5 ETF
First Trust Indxx Innovative Transaction & Process ETF
First Trust Nasdaq Artificial Intelligence and Robotics ETF
First Trust International Developed Cap Strength ETF
First Trust SMID Cap Rising Dividend Achievers ETF
First Trust Dorsey Wright Momentum & Value ETF
First Trust Dorsey Wright Momentum & Low Volatility ETF
First Trust Dorsey Wright DALI 1 ETF
First Trust Bloomberg R&D Leaders ETF(RND)
First Trust S&P 500 Economic Moat ETF (EMOT)

Appendix A-1-

First Trust Exchange-Traded Fund VII	First Trust Alternative Absolute Return Strategy ETF
First Trust Global Tactical Commodity Strategy Fund

First Trust Exchange-Traded AlphaDEX® Fund II	First Trust Asia Pacific Ex-Japan AlphaDEX® Fund
First Trust Europe AlphaDEX® Fund
First Trust Latin America AlphaDEX® Fund
First Trust Brazil AlphaDEX® Fund
First Trust China AlphaDEX® Fund
First Trust Japan AlphaDEX® Fund
First Trust Developed Markets ex-US AlphaDEX® Fund
First Trust Emerging Markets AlphaDEX® Fund
First Trust Germany AlphaDEX® Fund
First Trust United Kingdom AlphaDEX® Fund
First Trust Switzerland AlphaDEX® Fund
First Trust Emerging Markets Small Cap AlphaDEX® Fund
First Trust Developed Markets Ex-U.S. Small Cap AlphaDEX® Fund
First Trust Eurozone AlphaDEX® ETF
First Trust India NIFTY 50 Equal Weight ETF

Appendix A-1-